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                                                                     Exhibit 4.5

NEITHER THE SECURITY EVIDENCED BY THIS, WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES ACT (COLLECTIVELY, THE "SECURITIES LAWS"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS THE SECURITIES (I) ARE REGISTERED UNDER THE SECURITIES LAWS OR (II) ARE EXEMPT FROM REGISTRATION UNDER THE SECURITIES LAWS AND THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No.                                              WARRANT TO PURCHASE ___________
ISSUED:                                          SHARES OF COMMON STOCK
HOLDER:


                             GLOBE-1, INCORPORATED

                         COMMON STOCK PURCHASE WARRANT
                         -----------------------------

     THIS IS TO CERTIFY that, for value received and subject to the terms and conditions of this Warrant, the person whose name appears as holder above, or such other person to whom this Warrant may be transferred pursuant to Section 6 of this Warrant (the "Holder"), is entitled, at any time before the Termination Time as defined in Section 5 (the "Exercise Period"), to subscribe for and purchase upon exercise of this Warrant ( ) fully paid and nonassessable shares of Common Stock (the "Warrant Stock") of Globe-1, Incorporated, a Washington corporation (the "Company"), at an exercise price per share of $.92 (the "Unit Price").

     This Warrant is subject to the following additional terms and conditions:

     1. Issuance of Warrant. This Warrant is issued in connection with the Company's Series A financing. Holder has paid $.001 per share in exchange for this Warrant.

     2.  Method of Exercise.

          (a) This Warrant may be exercised in whole at any time or from time to time in part, but not as to a fractional share of Warrant Stock, by delivering to the Company during the Exercise Period (i) the attached form of "Election to Purchase," duly completed and executed by the Holder, (ii) this Warrant and (iii) payment of the Unit Price for each share of Warrant Stock for which the Warrant is exercised in cash or by certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to the account of the Company. At the option of the Holder, in lieu of paying the Unit Price, the Holder may deliver Warrants to the Company for cancellation and receive shares of Warrant Stock in
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accordance with the following formula: in exchange for each share of Warrant
Stock issuable on exercise of each Warrant the Holder delivers for cancellation, such Holder shall receive a fractional share of Warrant Stock, such fraction to have a numerator equal to the Fair Market Value per share of Warrant Stock at such time minus the Unit Price per share of Warrant Stock at such time, and a denominator equal to the Fair Market Value per share of Warrant Stock at such time.

          (b) For purposes of clause (a) of this Section 2, the "Fair Market Value" per share of the Warrant Stock means: (A) the average of the closing prices of the Company's common stock (the "Common Stock") as quoted by NASDAQ or listed on any exchange, whichever is applicable, as published in the Western Edition of The Wall Street Journal, for the five (5) trading days prior to the date of the Holder's election hereunder or (B) if applicable at the time of or in connection with the exercise under clause (a) of this Section 2, the gross sales price of one share of the Company's Common Stock pursuant to a registered public offering or that amount which shareholders of the Company will receive for each share of the Company's Common Stock pursuant to a merger, reorganization or sale of assets. If the Company's Common Stock is not quoted by NASDAQ or listed on an exchange, the "Fair Market Value" of the Warrant Stock shall be the price at which a willing buyer would buy and a willing seller would sell the Warrant Stock on the date of exercise of the warrant as agreed to by the Holder and the Company. If the Holder and the Company cannot agree on the Fair Market Value within ten (10) business days of the Company's receipt of the Holder's Election to Purchase, then the Fair Market Value shall be determined by an independent appraiser selected by the Company and reasonably acceptable to the Holder. The cost of the appraisal shall be divided equally between the Company and the Holder.

     3. Delivery of Stock Certificates. Within a reasonable time after the exercise of this Warrant (in full or in part), the Company at its expense (except for the payment of any applicable issue taxes) shall cause to be issued in the name of and deliver to the Holder (a) a certificate for the number of fully paid and nonassessable shares of Warrant Stock to which the Holder shall be entitled upon such exercise and (b) unless this Warrant has expired, a new Warrant representing the number of shares of Warrant Stock, if any, with respect to which this Warrant shall not have been exercised. The Holder shall for all purposes be deemed to have become the holder of record of such shares of Warrant Stock on the date on which this Warrant is surrendered and payment of the Warrant Price is made, irrespective of the date of delivery of the certificate representing the Warrant Stock; provided, that, if the date of such surrender and payment is a date on which the stock transfer books of the Company are closed, then such person shall be deemed to have become the holder of record of such shares of Warrant Stock at the close of business on the next succeeding date on which the stock transfer books are open.

     4. Covenants as to Warrant Stock . The Company covenants and agrees that all shares of Warrant Stock issued pursuant to the terms of this Warrant (the "Reserved Shares") will, upon their issuance, be validly issued and outstanding, fully paid and nonassessable. The Company further covenants and agrees that the Company will at all times have authorized and reserved a sufficient number of the Reserved Shares to provide for the exercise of the rights represented by this Warrant.

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     5.  Vesting and Termination.

          (a)  This Warrant is fully vested and is exercisable from the date of
issuance until the close of business on               .

          (b) The date and time of termination of this Warrant as provided in this Section 5 shall be referred to herein as the "Termination Time."

     6. Restrictions on Transfer. This Warrant and the Warrant Stock may be transferred, provided that: (a) such transfer is registered under the Securities Act and any applicable state securities or blue sky laws, (b) the Company has received a legal opinion from counsel in a form reasonably satisfactory to the Company to the effect that the transfer is exempt from the prospectus delivery and registration requirements of the Securities Act and any applicable state securities and blue sky laws or (c) the Company otherwise satisfies itself that such transfer is exempt from registration.

     7. Legend. A legend setting forth or referring to the above restrictions shall be placed on this Warrant, any replacement hereof and any certificate representing a security issued pursuant to the exercise of this Warrant and a stop transfer restriction or order may be placed on the books of the Company and with any transfer agent until such securities may be legally sold or otherwise transferred.

     8.  Adjustment of Unit Price and Number of Shares.

          (a) In case the Company shall at any time subdivide its outstanding shares of Warrant Stock into a greater number of shares, the Unit Price in effect immediately prior to such subdivision shall be proportionately reduced (and the number of shares of Warrant Stock for which this Warrant shall be exercisable shall be increased in inverse proportion to such reduction), and conversely, in case the outstanding shares of Warrant Stock of the Company shall be combined into a smaller number of shares, the Unit Price in effect immediately prior to such combination shall be proportionately increased (and the number of shares of Warrant Stock for which this Warrant shall be exercisable shall be decreased in inverse proportion to such increase). If any event occurs as to which the provisions of this subparagraph (a) are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof, then, in each such case, the Board of Directors of the Company shall have the sole and exclusive discretion to make such adjustment, if any, on a basis consistent with the essential intent and principles established in this subparagraph (a) necessary to preserve, without dilution, the purchase rights represented by this Warrant.

          (b) Upon any adjustment of the Unit Price and number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company. The notice shall be signed by the Company's chief financial officer and shall state the Unit Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise

                                       3
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of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     9.  Consolidation or Merger of the Company. If the Company is a party to
(a) any consolidation or merger with another corporation in which the Company is not the surviving entity (other than a merger to effect a reincorporation), (b) any consolidation or merger of another entity into the Company in which the Company is the surviving entity but, in connection therewith, the Company's equity securities are changed into or exchanged for stock or other securities of any other entity, or (c) any capital reorganization or reclassification of its Warrant Stock or Common Stock, pursuant to any of which transactions the holders of the Company's capital stock are entitled to receive with respect to or in exchange for such capital stock, stock or other securities, whether alone or together with any other consideration (all such consideration being the "Allowed Consideration"), then, as a condition of such transaction, lawful and adequate provision shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Warrant Stock of the Company immediately theretofore purchasable and receivable upon the exercise of this Warrant) such Allowed Consideration as may be issued or payable with respect to or in exchange for the number of shares of such Warrant Stock immediately theretofore purchasable and receivable upon the exercise of this Warrant. In any such case, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Unit Price and the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be reasonably practicable (as determined in the good faith of the Company), in relation to the Allowed Consideration thereafter deliverable upon the exercise hereof.

     10. Issue Tax. The issuance of certificates for shares of Warrant Stock upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

     11. Closing of Books. The Company will at no time close its transfer books against the transfer of any Warrant or of any shares of Warrant Stock issued or issuable upon the exercise of any warrant in any manner that interferes with the timely exercise of this Warrant.

     12. Holder as Owner. The Company may deem and treat the holder of record of this Warrant as the absolute owner hereof for all purposes regardless of any notice to the contrary.

     13. No Rights as Shareholder. This Warrant shall not entitle the Holder to any voting rights or to any other rights as a shareholder of the Company or to any other rights whatsoever except the rights stated herein; and no cash dividend or interest shall be payable or shall accrue in respect of this Warrant or the Warrant Stock purchasable hereunder unless, until and to the extent that, this Warrant shall be exercised. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Warrant Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the

                                       4
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Unit Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

     14. Governing Law; Venue. The validity and interpretation of the terms and provisions of this Warrant shall be governed by the internal laws of the State of Washington with regard to principles of conflict of laws. The venue of any action or proceeding brought to enforce this Warrant or any provision hereof shall be brought in the state or federal courts in Seattle, King County, Washington.

     15. Construction. The descriptive headings of the several sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions thereof.

     16. Expiration. This Warrant shall be void and all rights represented hereby shall cease unless exercised on or before the Termination Time. All restrictions set forth herein on the shares of capital stock issued upon exercise of any rights hereunder shall survive such exercise and expiration of the rights granted hereunder.

     17. Exchange of Warrant. This Warrant is exchangeable upon the surrender hereof by the Holder at the office of the Company for new Warrants of like tenor but of different denominations representing in the aggregate the rights to subscribe for and purchase the number of shares that may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by the Holder at the time of such surrender.

     18. Lost Warrant Certificate. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall issue a new Warrant of like denomination, tenor and date as this Warrant, subject to the Company's right to require the Holder to give the Company a bond or other satisfactory security sufficient to indemnify the Company against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft, mutilation or destruction of this Warrant or the issuance of such new Warrant.

     19. Waivers and Amendments. This Warrant or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

    20. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be mailed by United States mail first-class postage prepaid, or by registered or certified mail with return receipt requested, addressed as follows:

         If to the Holder:

                  To the address set forth by the Holder on the signature page of this Warrant

                                       5
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          If to the Company:

                     Globe-1, Incorporated
                     600 1st Avenue, Ste. 201
                     Seattle, WA 98104
                     Attn: Robert Gilmore, CEO

     The Company shall be entitled to specify a different address by giving five
(5) days' advance written notice as aforesaid to the Holder.

     21. Investment Intent. By accepting this Warrant, the Holder represents that he, she or it is acquiring this Warrant for investment and not with a view to, or for sale in connection with, any distribution thereof

     IN WITNESS WHEREOF, the Company and the Holder have executed this Warrant effective as of the date first written above.

COMPANY                            GLOBE-1 INCORPORATED

                                   By:
                                      ---------------------------

HOLDER



                                 Address:

                                       6
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                             ELECTION TO PURCHASE
                             --------------------

(To be executed only upon exercise of Warrant)

     The undersigned registered owner of this Warrant (the "Owner") irrevocably
exercises this Warrant for         shares of Common Stock of Globe-1,
Incorporated (the "Exercise Shares"), on the terms and conditions specified in this Warrant, and requests that a certificate for the Exercise Shares hereby purchased (and any securities or other property issuable upon such exercise) be
issued in the name of and delivered to                         whose address is,
and, if such shares shall not include all of the shares for which this Warrant is exercisable, that a new Warrant of like tenor and date for the balance of the shares issuable hereunder (properly reduced to reflect net exercise, if applicable) be delivered to the undersigned.

     The Owner wishes to utilize net exercise in payment of the exercise price for the Exercise Shares and hereby authorizes the Company to adjust the number of shares for which this Warrant may be exercised in the future to properly reflect such net exercise:

            Yes, for             shares               No


Dated:


                                             Signature of Registered Owner


                                             Title:


                                             (Street Address)


                                             (City) (State) (Zip Code)

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